Exhibit 4.4

                                WARRANT AGREEMENT


                  WARRANT AGREEMENT, dated as of June 17, 1996 between VIMRx Pharmaceuticals Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Warrant Agent").


                  WHEREAS, in connection with a private placement offering of up to 2,800,000 units ("Units"), each Unit consisting of one share of the Company's Common Stock, $.001 par value ("Common Stock") and one-half a Common Stock Subscription Warrant (each a "Warrant" and collectively, the "Warrants") pursuant to a Subscription and Registration Rights Agreement dated March 21, 1996 between the Company and the investors signatory thereto, and the automatic conversion of certain warrants issued by the Company in December 1995 upon the closing of the private placement offering of Units, the Company will issue up to 2,400,000 Warrants; and

                  WHEREAS, each Warrant entitles the registered holder thereof (each a "Holder" and collectively, the "Holders") to purchase one share of Common Stock at an Exercise Price (as defined in Section 9 hereof) of $1.50, subject to adjustment as hereinafter provided (the shares of Common Stock issuable upon exercise of the Warrants hereinafter referred to as the "Warrant Shares"); and


                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of the Warrants, the exercise of the Warrants, and the rights of the Holders;


                  NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Holders and the Warrant Agent, the Company and the Warrant Agent hereby agree as follows:

                  SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment. As used herein, the term "Warrant Agent" shall mean the Warrant Agent and any successor appointed hereunder.

                  SECTION 2.  Form and Countersignature of Warrants.

                  2.1 Form of Warrant. The text of the Warrant, the subscription form (the "Subscription Form"), and form of assignment shall be substantially as set forth in the form of warrant certificate attached hereto as Exhibit A. The Warrants shall be executed on behalf of the Company by one or more authorized officers. The signature of any such officers on the Warrants may be made manually or by facsimile.

                  2.2 Countersignature of Warrants. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned by the Warrant Agent and may be issued or delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. Warrants shall be dated as of the date of issuance or countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer.

                  SECTION 3.    Issuance and Registration of Warrants.

                  3.1 Initial Issuance of Warrants. The Warrant Agent shall issue the Warrants upon receipt of, and in accordance with, a statement from an authorized representative of the Company as contemplated by Section 14.10 hereof specifying the identity of, and number of Warrants to be issued to, each person or entity to be issued Warrants.

                  3.2 Registration. The Warrants shall be numbered and shall be registered in a warrant register maintained by the Warrant Agent as they are issued. The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

                  SECTION 4.  Transfer and Exchange of Warrants.

                  4.1 Transfer of Warrants. The Warrants shall be transferable only on the books of the Warrant Agent maintained at the principal office of the Warrant Agent upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of


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succession,  assignment  or authority to transfer,  which  endorsement  shall be guaranteed by an eligible guarantor institution which is a member of a signature guarantee program satisfactory to the Warrant Agent (an "Eligible Institution"). Warrants may be transferred only in whole, so as to allow the Holder of each Warrant to purchase one full share of Common Stock. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or a copy thereof, duly certified, in such form and with such other evidence of authority as the Warrant Agent shall request, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, in such form and with such other evidence of authority as the Warrant Agent shall request, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any such registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the person entitled thereto.

                  4.2 Exchange of Warrant Certificates. Each Warrant certificate may be exchanged upon surrender at the principal office of the Warrant Agent for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the Holder a new Warrant certificate or certificates, as the case may be, as so requested, in the name of such Holder. No fractional Warrant certificates shall be issued and no new Warrant certificate entitling the Holder thereof to purchase fractional shares will be issued.

                  SECTION 5.   Term of Warrants; Exercise of Warrants.

                  5.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at the opening of business on June 21, 1996 until 5:00 p.m., New York time, on June 20, 2006 (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

                  5.2 Exercise of Warrants. A Warrant may be exercised upon surrender to the Warrant Agent at its principal office of the certificate or certificates evidencing the Warrants to be exercised, together with the Subscription Form duly completed and signed, which signature shall be guaranteed by an Eligible Institution, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (as defined in Section 9 hereof and subject to adjustment in accordance with the provisions of Section 10 hereof) for the number of Warrant Shares in respect of which such Warrants are then


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

exercised. Payment of the aggregate Exercise Price shall be made by certified or official bank check.

                  Upon the surrender of Warrants and payment of the Exercise Price as aforesaid, the Warrant Agent shall (i) cause to be issued and delivered as soon as practicable to or upon the written order of the Holder in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants and, if the Warrants are exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder or such other person as the Holder may designate cash in an amount equal to the closing price per share on the trading day preceding the date of such exercise multiplied by such fraction, and (ii) deliver the other securities and properties receivable upon the exercise of the Warrants pursuant to the provisions of the Warrants. The Company shall promptly provide to the Warrant Agent the cash payable in lieu of a fractional share. No certificate for fractional Warrant Shares will be issued. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the receipt by the Warrant Agent of such Warrants and payment of the Exercise Price, as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, and in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued to the Holder thereof, and the Warrant Agent is hereby authorized to countersign and deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and Section 2 hereof.

                  5.3  Compliance  with  Government  Regulations.   The  Company
covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal securities law or applicable governing rule or regulation of any national securities exchange or over-the-counter market, registration with or approval of any governmental authority, or listing on any such national securities exchange or over-the-counter market, the Company will in good faith prior to the issuance of such shares endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange or over-the-counter market, as the case may be. The Company covenants that it will use reasonable efforts to obtain any required approvals or registration under state "blue sky" securities laws for the issuance of the Warrant Shares.



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                  SECTION 6.  Payment of Taxes.  The Company will pay all stamp, original issue, transfer, or similar taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the Holder of such Warrants.

                  SECTION 7. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and an indemnity or bond, if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                  SECTION 8.   Reservation of Warrant Shares;
                                     Purchase and Cancellation of Warrants.

                  8.1 Reservation of Warrant Shares. Commencing June 20, 1996 (following the filing by the Company of a Certificate of Amendment increasing the Company's authorized shares of Common Stock to 20,000,000 shares), there shall have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby authorized to requisition from time to time from the Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purposes. The Company will furnish the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments delivered by the Company to the Warrant Agent hereunder.

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                  8.2  Purchase of Warrants by the  Company.  The Company  shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

                  8.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part and such cancelled Warrant Certificate shall be disposed of by the Warrant Agent in a manner satisfactory to the Company.

                  SECTION 9. Exercise Price. The price per share at which a Warrant Share shall be purchasable upon exercise of a Warrant (the "Exercise Price") shall be $1.50, subject to adjustment as provided in Section 10 hereof.

                  SECTION 10. Adjustments. The Exercise Price and the number and kind of securities subject to purchase upon the exercise of each Warrant shall be subject to adjustment form time to time upon the happening of certain events, as hereinafter set forth. The Aggregate Warrant Price with respect to each Holder shall equal $1.50 multiplied by the number of Warrant Shares represented by the certificate evidencing the Warrants issuable to a Holder on the date hereof.

                  10.1 Adjustments. (a) If, at any time or from time to time after the issuance date of the Warrants, the Company shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution referred to in Section 10.1(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof, which together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "Special Dividend"), then the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such Special Dividend shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then Current Market Price (as defined in paragraph (g) below) of the Common Stock less the fair market value of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock, and the denominator of which shall be the then Current Market Price of the Common Stock. An adjustment


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made pursuant to this Section 10.1(a) shall become effective  immediately  after the record date of any such Special Dividend.

                  (b) Except for an event set forth in Section 10.1(e) in case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to the close of business on the record date fixed for such dividend or distribution, subdivision, combination or reclassification shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which such Holder would have owned immediately following such action had such Warrants been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 10.1(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                 (c)(i) Except as provided in Sections 10.1(a) and 10.1(e), in case the Company shall hereafter issue or sell any Common Stock, any securities convertible into Common Stock or any rights, options or warrants to purchase Common Stock or securities convertible into Common Stock, or set a record date for the determination of holders of any securities entitled to receive any such issuance, in each case for a price per share or entitling the holders thereof to purchase Common Stock at a price per share (determined by dividing (x) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (y) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) less than the greater of (x) the Current Market Price and (y) the then current Exercise Price in effect on the record date for such issuance or, if there is no record date, the date of such issuance or sale, the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such issue or sale date or record date and (2) the number of additional shares of Common Stock which the Total Consideration would purchase at the greater of (x) the Current Market Price or (y) the then current Exercise Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such record date or, if there is no record date, immediately prior to such issue or sale and (2) the number of additional shares of Common Stock to be sold, issued or issuable (or into which the convertible securities to be sold, issued or issuable are convertible). An adjustment


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pursuant to this Section  10.1(c) shall be made  successively  whenever an event described in this Section 10.1(c) shall occur and shall become effective on the record date for the determination of holders entitled to receive such issuance or if there is no record date, immediately after the date of such sale or issuance.

                           (ii) For  purposes of this  Section  10.1(c),  in the
event the Company shall assume, amend or modify the terms of any right, option, warrant or convertible security, for purposes of determining an adjustment, if any, to the Exercise Price, if any, pursuant to this Section 10.1(c) such right, option, warrant or convertible security shall be deemed issued or sold on the date of such assumption or amendment or modification.

                           (iii) No further  adjustment  to the  Exercise  Price
shall be made upon the subsequent issue or sale of shares of Common Stock or convertible securities or upon the exercise of such rights, options or warrants, or the conversion of such convertible securities; provided that to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of any rights, options or warrants to purchase Common Stock or securities convertible into Common Stock, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such securities convertible into Common Stock or any rights, options or warrants to purchase Common Stock or securities convertible into Common Stock been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                 (d) No adjustment in the Exercise Price shall be required in the case of the issuance by the Company of Common Stock pursuant to the exercise of these Warrants or the issuance of shares of Common Stock pursuant to the option, warrants, rights, convertible securities and contracts set forth in
Section 3.2 of the Subscription and Registration Rights Agreement as such option, warrants, rights, convertible securities and contracts are in effect on the date hereof.

                 (e) In case of any capital reorganization or reclassification (other than a change in par value), or any consolidation or merger to which the Company is a party, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, the Warrants shall after such reorganization, reclassification, consolidation, merger, sale or conveyance be exercisable, upon the terms and conditions of the Warrants, for the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale or conveyance and in any such case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The above provisions of this
Section 10.1 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or


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conveyances.  The  subdivision  or  combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 10.1(e). The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such transaction or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holders, the obligation to deliver to the Holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase and the other obligations under the Warrants. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders not less than 30 days prior to such event.

                 (f) For purposes of any computation respecting consideration received pursuant to Sections 10.1(a), (b) or (c) above, the following shall apply:

                           (i) in the case of the  issuance  of shares of Common
Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

                           (ii) in the case of the  issuance of shares of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive.

                 (g) For purposes hereof, the Current Market Price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days ending on the date immediately prior to such date, and if the Common Stock is no longer listed on a national securities


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exchange or  over-the-counter  market, the Current Market Price (and the closing price per share in Section 5.2) shall be as determined by the Board of Directors.

                 (h) In the event of any adjustment to the Exercise Price pursuant to this Section 10.1, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Exercise Price in effect immediately after such adjustment.

                 (i) In case any event shall occur as to which the other provisions of this Section 10.1 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles hereof then, in each such case, the Holders representing the right to purchase a majority of the shares of Common Stock and other securities and properties receivable upon the exercise of the Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by these Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                 (j) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 10.1(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 10.1 (other than this Section 10.1(j)) not later than such time as may be required in order to preserve the tax-free nature of any distribution to the Holders or Common Stock issuable upon the exercise of the Warrants. All calculations under this Section 10.1 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this
Section 10.1 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 10.1, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of options, rights or warrants to purchase stock or securities convertible for stock hereafter made by the Company to its holders of the Common Stock shall not be taxable.

                 (k) Whenever the Exercise Price is adjusted as provided in this
Section 10.1 and upon any modification of the rights of the Holders of these Warrants in accordance with this Section 10.1, the Company shall promptly but in no event later than ten days after any request for an adjustment by the Holder, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price and the number of shares of Common Stock and other securities and properties receivable upon exercise of the Warrants after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

                 (l) If,  as a result of an  adjustment  made  pursuant  to this
Section 10.1, the Holder thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock. In the event that at any time, as a result of an adjustment made pursuant to this
Section 10.1, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 10.1, and the remainder of the terms of the Warrants shall apply on like terms to any such other shares.


                  10.2 Notice of Adjustment. Whenever the Exercise Price is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to give notice to the Holders as provided in Section 17 hereof of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate setting forth the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or other stock or property purchasable on the exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

                 10.3 Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares or other property purchasable upon the exercise of the Warrants or other amendments to or corrections of this Agreement, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 11. No Rights as Stockholders; Notice to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If the Board of Directors of the Company shall set a record date for any action which would require an adjustment pursuant to Section 10, the Company shall cause the Warrant Agent to mail notice thereof to the Holders of the Warrants not less than 10 days prior to the record date with respect to any such action.

                  SECTION 12. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office. The Company shall supply the Warrant Agent from time to time with such number of copies of this Agreement as the Warrant Agent may request.

                  SECTION 13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to substantially all of the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in any such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

                  SECTION 14. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound.

                  14.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as otherwise provided herein.

                  14.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Agreement or in the Warrant.

                  14.3 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  14.4 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed and except for a notice pursuant to Section 10.2) may be deemed conclusively to be proved and established by a certificate signed by an officer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  14.5 Compensation and Indemnification. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or bad faith. In connection with such indemnification, the Company shall be entitled to conduct any litigation and shall only be required to pay the reasonable costs and fees of one counsel selected by the Company. The Warrant Agent will cooperate in the defense of any such action and will not settle such action without the consent of the Company.

                  14.6 Other Transactions in Securities of Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent was not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any legal entity including, without limitation, acting as a lender to the Company or an affiliate thereof.

                  14.7 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as the agent of the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage whatsoever (including, but not limited to, lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  14.8 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  14.9 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity and execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

                  14.10 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Chief Financial Officer, any Vice Chairman of the Board, or any Executive, Senior or other Vice President of the Company or any other employee of the Company expressly authorized in writing by any of such persons as having the authority to deliver instructions hereunder, and to apply to such officers or employees for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officers or employees.

                  SECTION 15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction located in Hartford, Connecticut for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $5,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former warrant agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the warrant agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

                  SECTION 16. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon exercise of the Warrant, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

                  SECTION 17. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person, by overnight courier, or by facsimile transmission (with hard copy to follow promptly by first class mail or overnight courier), or mailed first class, postage prepaid (a) to the Company at its offices 1200 High Ridge Road, Stamford, Connecticut 06905, fax: (203) 329-0557, Attention: President; or (b) to the Warrant Agent its corporate office, 40 Wall Street, New York, New York 10005. Each party hereto may from time to time change the address as facsimile numbers to which notices to it are to be delivered or mailed hereunder by notice to the other party.

                  Any notice required to be mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the books of the Warrant Agent. Any other notices which the Company or the Warrant Agent may wish to provide to the Holder may be made in such manner (including by publication in a newspaper of national circulation) as the Company or the Warrant Agent, as the case may be, shall elect. Any notice requested by any other person may be dispatched in the discretion of the Warrant Agent, but at no expense to the Warrant Agent or the Company.

                  SECTION 18. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable, which shall not adversely affect in any material manner the interest of the Holders. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in any other respect with the written consent of the Holders of not less than a majority of the Warrants then outstanding; provided, however, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or increase in the Exercise Price of any Warrant, or acceleration of the Expiration Date of any Warrant, shall be made without the written consent of the Holder of such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

                  SECTION 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 20. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such State, without giving effect to principles of conflicts of laws.

                  SECTION 21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

                  SECTION 22. Counterparts. This Agreement may be executed in counterparts and by facsimile and each of such counterparts and facsimile copies shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 23. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 SECTION  24.  Captions.   The  captions  of  the  Sections  and
subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                      VIMRx PHARMACEUTICALS INC.



                                      By:   /s/ Richard L. Dunning
                                      Name:  Richard L. Dunning
                                      Title: President and Chief Executive
                                             Officer


                                     AMERICAN STOCK TRANSFER
                                     & TRUST COMPANY



                                        By:   /s/ Herbert J. Lemmer
                                        Name:  Herbert J. Lemmer
                                        Title:  Vice President

                                                                  Exhibit A





                           Form of Warrant Certificate
                                    (obverse)




              EXERCISABLE ONLY ON OR AFTER JUNE 21, 1996 AND ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON JUNE 20, 2006

NUMBER
VPW: ________                                                 WARRANTS: ________



                                                                SEE REVERSE SIDE
                                                                 FOR DEFINITIONS

         COMMON STOCK
SUBSCRIPTION WARRANTS                                          CUSIP 927186 13 0

              Incorporated Under the Laws of The State of Delaware


                           VIMRx PHARMACEUTICALS, INC.


This certifies that FOR VALUE RECEIVED






or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Subscription Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value (the "Common Stock"), of VIMRx Pharmaceuticals Inc., a Delaware corporation (the "Company"), at any time between June 21, 1996 and 5:00 p.m. (New York City time) on June 20, 2006 (the "Expiration Date"), upon surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the principal office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $1.50 per Warrant (the "Exercise Price") by certified or official bank check made payable to the Warrant Agent for the account of the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of June 17, 1996, by and between the Company and the Warrant Agent. A copy of the Warrant Agreement may be obtained by the Registered Holder upon written request to the Company.

                  Upon the occurrence of certain events provided for in the Warrant Agreement, the Exercise Price and the number and kind of securities subject to purchase upon the exercise of each Warrant represented hereby are subject to adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall execute a new Warrant Certificate, which the Warrant Agent shall countersign and deliver, for the balance of such Warrants.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates entitling such Registered Holder to purchase a like aggregate number of shares of Common Stock as this Warrant Certificate entitles such Registered Holder to purchase. A Registered Holder desiring to exchange this Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, this Warrant Certificate to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the Registered Holder a new Warrant Certificate or Warrant Certificates as so requested, in the name of such Registered Holder, subject to the limitations provided in the Warrant Agreement. No fractional Warrant Certificate shall be issued and no new Warrant Certificate entitling the Registered Holder thereof to purchase fractional shares will be issued.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted thereon.

                           VIMRx PHARMACEUTICALS INC.



                                              By:_____________________________
                                                   Secretary



                                               By:____________________________
                                                  President and Chief Executive
                                                  Officer

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent



By:____________________________
   Authorized Officer

                                    (Reverse)



                  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common         UNIF GIFT MIN ACT-______Custodian_______
TEN ENT -  as tenants by the entireties                   (Cust)         (Minor)
JT TEN  -  as joint tenants with right             under Uniform Gifts to  Minor
           of survivorship and not as tenants      Act__________________
           in common                                        (State)

             Additional abbreviations may also be used though not in the above list.


                                SUBSCRIPTION FORM
                 (To be executed only upon exercise of Warrant)

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of a certified or official bank check in the amount of $

                  Please issue a certificate or certificates for such shares of Common Stock in the name of:



                                     Name_______________________________________
                                     (Please Print Name, Address and Social
                                     Security or Taxpayer Identification Number)

                                         _______________________________________


                                         _______________________________________


                                         _______________________________________


                                         _______________________________________

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.



                              Signature ________________________________________
                              Note:     The above signature must correspond
                              exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in the assignment form below.


--------------------------------------------
Signature                            Guarantee  Signatures  should be guaranteed
                                     by an eligible guarantor  institution which
                                     is  a  member  of  a  signature   guarantee
                                     program satisfactory to the Warrant Agent.


                                   ASSIGNMENT
                (To be executed only upon assignment of Warrant)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER
             IDENTIFYING NUMBER OF ASSIGNEE

         [                     ]


________________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)


________________________________________________________________________________
the within Warrant Certificate, hereby irrevocably constituting and appointing


_____________________________________________________________________ , Attorney
to transfer said Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:_________________________________           ______________________________
                                                  Signature of Registered Holder

                                          Note:     The above signature must
                                                    correspond exactly with the
                                                    name on the face of this
                                                    Warrant Certificate.
------------------------------------
Signature                                           Guarantee  Signatures should
                                                    be guaranteed by an eligible
                                                    guarantor  institution which
                                                    is a member  of a  signature
                                                    guarantee            program
                                                    satisfactory  to the Warrant
                                                    Agent.

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